[ARTHUR ANDERSEN LLP LETTERHEAD]



December 29, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Re:               INTEK DIVERSIFIED CORPORATION

Dear Sirs/Madams:

We are independent auditors for Intek Diversified Corporation and are in the process of completing our audit for the year ended September 30, 1997. We anticipate completing our audit within the next two weeks upon the receipt and evaluation of additional information relating to certain necessary financial statement disclosures.

Very truly yours,



ARTHUR ANDERSEN LLP

CS